UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 16, 2015 (April 13, 2015)

United Realty Trust Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-178651	45-3770595
(Commission File Number)	(IRS Employer Identification No.)

60 Broad Street 34th floor New York, NY 10004
(Address, including zip code, of Principal Executive Offices)
(212) 388-6800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Election of Directors; Appointment of Certain Officers; Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2015, Brian D. Buehler was appointed by United Realty Trust Incorporated (the “Company”) as President of the Company. Mr. Buehler was also appointed as President of the Company’s advisor, United Realty Advisors LP (the “Advisor”). Mr. Buehler had previously served as Executive Vice President & President of Distribution of the Advisor.

Mr. Buehler, 40, has over 20 years of financial services, commercial real estate, alternative product development and distribution, and investment experience. Prior to joining our advisor, Mr. Buehler worked for Strategic Storage Holdings, LLC (SSH) an affiliate of Strategic Capital Holdings, (f/k/a US Advisors) from March 2005 to October 2014. While at SSH, he was the First Vice President of Western Markets and then promoted to National Sales Director where he managed the firm’s product sponsorship and distribution of non-traded real estate funds and Regulation D offerings including, private non-traded REITs (Smart Stop Self Storage f/k/a Strategic Storage Trust I, Strategic Storage Trust II, Strategic Storage Growth Trust, USA Self Storage I & II), LPs, LLCs and 1031 tax- deferred investment offerings. During his tenure at SSH, Mr. Buehler helped build SmartStop Self Storage into the one of the top 10 largest self-storage operating companies in the United States. He and his team, through multiple investment offerings, raised in excess of $1 billion for the acquisition of over 12 million square feet of office, retail, and self-storage properties and in excess of 10,000 doors of commercial multi-family. Notable acquisitions included SpaceX in Hawthorne, CA, Grande Promenade in Charlotte, NC, 2000 West Loop in Houston, TX, Preston Center in Dallas, TX, Sunset Media Tower in Hollywood, CA, and USA Medical Towers in Houston, TX.

From November 2003 to March 2005, Mr. Buehler was the Regional Vice President, and then promoted to National Sales Director and Managing Director for Hartman Management, L.P. While at Hartman, Mr. Buehler helped develop the firm’s 1031 tax-deferred exchange platform and its first public non-traded REIT; Hartman Commercial Properties REIT (now known as Whitestone REIT).

Mr. Buehler has participated as a speaker and panelist at numerous industry seminar and forums, where he speaks on matters relating to real estate investments. Mr. Buehler has also lectured on various financial topics at University California, Irvine from 2008-2010. From 2005-2006 Mr. Buehler co-chaired the ADISA (f/k/a REISA f/k/a TICA) Ethics and Standards committee, which authored both the ACE Awards and the Code of Ethics. Mr. Buehler holds FINRA Series 7 and 63 licenses, and CA Insurance Life, Health, Property and Casualty licenses. Mr. Buehler is a graduate of Chapman University (B.A. in Business Communications).

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated April 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED REALTY TRUST INCORPORATED

Date: April 16, 2015	By:	/s/ Jacob Frydman
		Name:	Jacob Frydman
		Title:	Chief Executive Officer, Secretary and Chairman of the Board of Directors